AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1996
                                                 REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                                  WATSCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          FLORIDA                                           59-0778222
- -------------------------------                       ----------------------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                        Identification Number)

                      2665 SOUTH BAYSHORE DRIVE, SUITE 901
                          COCONUT GROVE, FLORIDA 33131
                    ----------------------------------------
                    (Address of Principal Executive Offices)

            WATSCO, INC. 1996 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
            --------------------------------------------------------
                           (Full title of the Plans)

                                   ----------

                                ALBERT H. NAHMAD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  WATSCO, INC.
                      2665 SOUTH BAYSHORE DRIVE, SUITE 901
                            COCONUT GROVE, FL 33131
                    ---------------------------------------
                    (Name and address of agent for service)

                                 (305) 858-0828
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Rebecca R. Orand, Esq.
                          Greenberg, Traurig, Hoffman,
                         Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0557

                                   ----------

                        CALCULATION OF REGISTRATION FEE
=================================================================================================
Title of securities     Amount to be     Proposed maximum     Proposed maximum      Amount of
 to be registered        registered       offering price     aggregate offering  registration fee
                                           per share(1)          price(1)
- -------------------------------------------------------------------------------------------------
Common Stock,             200,000
$.50 par value.........    shares         $20.3125             $4,062,500          $1,178.13
=================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) on the basis of the average of the high and the low sale price of the Common Stock on August 14, 1996.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                  the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996 and March 31, 1996, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 1, 1996; and

         (c)      the Registrant's Form 8-K dated April 12, 1996 pursuant to
                  Section 13 or 15(d) of the Exchange Act;

         (d)      the  description  of  the  Registrant's   Common  Stock  set
                  forth  in  Registrant's   Form  S-3 Registration Statement
                  under the Securities Act of 1933 (Registration No. 333-00371).

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act which permits a Florida Corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had not reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Article VII of the Registrant's Amended and Restated Articles of Incorporation provides that the Registrant shall indemnify any present or former director or officer of the Registrant (and certain other persons serving at the request of the Registrant in related capacities) for liabilities incurred in connection with litigation and by reason of service in such capacity, except in relation to matters as to which he shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duties. The Registrant maintains a standard policy of directors and officers liability insurance covering directors and officers of the Registrant with respect to liabilities incurred as a result of their service in such capacities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See "Exhibit Index" on page 6.

ITEM 9.  UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida on August 14, 1996.

                                  WATSCO, INC.


                                  By: /S/ ALBERT H. NAHMAD
                                      ---------------------------------------
                                      Albert H. Nahmad
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert H. Nahmad and Ronald P. Newman his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                            TITLE                              DATE
         ---------                            -----                              ----

/S/ ALBERT H. NAHMAD       President, Chief Executive                        August 14, 1996
- --------------------       Officer and Director (principal
Albert H. Nahmad           executive officer)

/S/ RONALD P. NEWMAN       Vice President and Chief                          August 14, 1996
- --------------------       Financial Officer (principal
Ronald P. Newman           financial and accounting officer)

/S/ D.A. COAPE-ARNOLD      Director                                          August 14, 1996
- ---------------------
D.A. Coape-Arnold

/S/ DAVID B. FLEEMAN       Director                                          August 14, 1996
- --------------------
David B. Fleeman

/S/ JAMES GRIEN            Director                                          August 14, 1996
- ---------------
James Grien

/S/ PAUL F. MANLEY         Director                                          August 14, 1996
- ------------------
Paul F. Manley

/S/ BOB MOSS               Director                                          August 14, 1996
- ------------
Bob Moss

/S/ ROBERTO MOTTA          Director                                          August 14, 1996
- -----------------
Roberto Motta

/S/ ALAN POTMAKIN          Director                                          August 14, 1996
- -----------------
Alan Potmakin

/S/ GARY L. TAPELLA        Director                                          August 14, 1996
- -------------------
Gary L. Tapella

                                       -5-

                                  EXHIBIT INDEX


  EXHIBIT                                                                                  SEQUENTIAL
  NUMBER                                 DESCRIPTION                                        PAGE NO.
  -------                                -----------                                       ----------
   4.1            Registrant's Amended and Restated Articles of Incorporation(1).

   4.2            Registrant's Bylaws(2).

   4.3            Watsco, Inc. 1996 Qualified Employee Stock Purchase Plan.

   5.1            Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

   23.1           Consent of Arthur Andersen, LLP.

   23.3           Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
                           (contained in its opinion filed as Exhibit 5.1 hereto)

   20 Power of Attorney (included in the Signatures section of this Registration Statement)

- ---------------
(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Form 10-Q dated June 30, 1995 and incorporated herein by reference.

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1985.

                                       -6-